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Allied Capital Corporation II and Subsidiaries
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
March 31, 1996


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
                                                                                For the Three Months Ended
                                                                                        March 31,
                                                                              -------------------------------
                                                                                 1996                1995
                                                                              -------------------------------
Primary Earnings Per Share:

       Net Increase in Net Assets Resulting
            from Operations                                                   $5,949,000           $2,943,000
                                                                              ===============================

       Weighted average number of
            shares outstanding                                                 7,080,110            6,938,191

       Weighted average number of
            shares issuable on exercise
            of outstanding stock options                                          63,002                7,028
                                                                              -------------------------------

       Weighted average number of shares and
            share equivalents outstanding                                      7,143,112            6,945,219
                                                                              ===============================

       Earnings per Share                                                          $0.83                $0.42
                                                                              ===============================

Fully Diluted Earnings Per Share:

       Net Increase in Net Assets Resulting
            from Operations                                                   $5,949,000           $2,943,000
                                                                              ===============================

       Weighted average number of
            shares and share equivalents
            outstanding as computed for
            primary earnings per share                                         7,143,112            6,945,219

       Weighted average of additional
            shares issuable on exercise
            of outstanding stock options                                          14,080                    -
                                                                              -------------------------------

       Weighted average of shares and
            share equivalents outstanding, as adjusted                         7,157,192            6,945,219
                                                                              ===============================

       Earnings per Share                                                          $0.83                $0.42
                                                                              ===============================
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